UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2021

China HGS Real Estate, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor, Hanzhong City Shaanxi Province, PRC 723000
(Address of principal executive offices)

+(86) 091 - 62622612

(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HGSH	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 19, 2021 (the “Closing Date”), pursuant to the terms of the Equity Acquisition Agreement, dated as of March 24, 2021, between China HGS Real Estate Inc., (the “Company,”) and Shaanxi Tianhao Construction Engineer Co., Ltd (“Shaanxi Tianhao”) (the "Purchaser") (the “Equity Acquisition Agreement”), the Company allotted and issued 3,092,114 common stock to the Purchaser in exchange to settle its accounts payable balance with the Purchaser.

In accordance with the Equity Acquisition Agreement, the Purchaser shall receive on a pro rata basis of the Company’s common stock, par value $0.001 (the “Shares”), equivalent to an aggregate consideration of RMB 43 million based on a conversion price of $2.13 which was average stock price of the Company during the five (5) trading days preceding to the Closing Date. After the allotment and issuance of the Company’s common stock, the Company’s accounts payable balance of RMB43 million payable to the Purchaser was satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China HGS Real Estate Inc.

By:	/s/ Xiaojun Zhu
Name:	Xiaojun Zhu
Title:	Chief Executive Officer.

Date: April 19, 2021